AMENDED AND RESTATED
                           BYLAWS
                             OF
                   ARVIN INDUSTRIES, INC.
                     (Adopted 09/13/90)



                          ARTICLE I


      SECTION  1.1.    Registered  Office.   The  registered
office of the Corporation in the State of Indiana shall be in the City of Columbus, County of Bartholomew.

       SECTION   1.2.    Principal  Business  Office.    The
principal office of the Corporation shall be in the City of Columbus, County of Bartholomew, in the State of Indiana.


                          ARTICLE 2

                   MEETING OF SHAREHOLDERS

      SECTION 2.1. Place of Meetings. Each meeting of shareholders of the Corporation shall be held at such place, in or outside of the State of Indiana, as the Board of Directors may designate in the notice of such meeting, but if no such designation is made, then at the principal business office of the Corporation.

      SECTION 2.2. Annual Meetings. An annual meeting of shareholders for the purpose of electing directors and transacting such other business as may properly be brought before the meeting shall be held on (i) the third Thursday in April of each year at 10:30 a.m. Columbus, Indiana time, unless such day is a legal holiday in which case the meeting shall be held on the next succeeding business day that is not a legal holiday or (ii) such other date and at such other time as the Board of Directors may determine. (Amended 10/19/95)

      If for any reason any annual meeting shall not be held at the time herein provided, the same may be held at any time thereafter, upon notice as hereinafter provided, or the business thereof may be transacted at any special meeting of shareholders called for that purpose.

      The Board of Directors may, upon public notice given prior to the scheduled meeting date, postpone, for as long as and to the extent permitted by the Indiana Business Corporation Law, any previously scheduled annual or special meeting of shareholders.

      SECTION 2.3. Special Meetings. Special meetings of shareholders, unless otherwise required by statute and subject to the rights of holders of any class of Preferred Shares of the Corporation, may be called only by (i) the Chairman of the Board of Directors (the "Chairman") or the Secretary at the request in writing of the Chairman or (ii) the Board of Directors pursuant to a resolution adopted by two-thirds of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all shareholders entitled to vote are present or if notice is waived by those not present.

       SECTION 2.4. Notice of Shareholders' Meetings. Notice of each meeting of shareholders, stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting unless otherwise prescribed by statute.

      SECTION 2.5. Record Dates. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may designate a date as the record date which, for purposes of a meeting of shareholders or other event requiring shareholder action, shall not be more than 70 nor less than 10 days before the date of such meeting or event. (Amended 10/19/95)

     (b) If a record date has not been fixed as provided in preceding subsection (a), then:

           (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

           (ii) The record date for determining shareholders
for  any other purpose shall be at the close of business  on
the   day  on  which  the  Board  of  Directors  adopts  the
resolution relating thereto.

      (c) Only those who shall be shareholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the Corporation after the applicable record date, provided, however, the Corporation shall fix a new record date if a meeting is adjourned to a date more than 120 days after the date originally fixed for the meeting.

      SECTION 2.6. List of Shareholders. The Secretary of the Corporation shall make, before each meeting of shareholders, an alphabetical list of shareholders entitled to vote thereat, arranged by voting group, showing the address of and number of shares registered in the name of each shareholder. Such list shall be open to the examination of any such shareholder or such shareholder's agent or attorney authorized in writing ("shareholder agent"), for any purpose germane to the meeting, during ordinary business hours, for a period of at least 5 days prior to the meeting for which the list was prepared and continuing through the meeting, either at a place in the city where the meeting is being held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. Such list shall be produced and kept at the time and place of meeting during the whole time thereof for inspection by any such shareholder or shareholder agent who is present.

     SECTION 2.7. Quorum and Adjournments. The holders of a majority of the voting power of the shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum of shareholders for all purposes unless the representation of a larger proportion is required by statute or by the Corporation's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and, in such cases, the representation of the proportion so required shall constitute a quorum. Whether or not there is such a quorum, the Chairman of the meeting or the shareholders present or represented by proxy representing a majority of the shares present or represented may adjourn the meeting from time to time without notice other than an announcement at the meeting. Any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

       SECTION 2.8. Voting by Shareholders; Proxies. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, except as otherwise set forth in the Articles of Incorporation with respect to the right of the holders of any class or series of Preferred Shares to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. If a quorum exists, action on a matter (other than the election of directors) submitted to shareholders entitled to vote thereon at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. (Amended 2/14/91)

     SECTION 2.9.  Conduct of Business.

      (a) Presiding Officer. The Chairman of the Board of Directors shall preside as Chairman of shareholder meetings and shall determine the order and conduct of business and all matters of procedure at such meetings. The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting. In the absence of the Chairman, the Vice Chairman of the Board of Directors (the "Vice Chairman"), or if the Vice Chairman is also absent, the President, shall assume the duties of the Chairman specified in this paragraph (a) of Section 2.9. If each of the Chairman, the Vice Chairman and the President is absent, a vice president chosen by the Board of Directors shall assume the duties of the Chairman specified in this paragraph (a) of Section 2.9. (Amended 11/10/94)

     (b) Annual Meetings of Shareholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9.

      (ii) For nominations or other business to be properly brought before any annual meeting by a shareholder pursuant to clause (C) of paragraph (b)(i) of this Section 2.9, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such shareholder, as they appear on the
Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

      (iii) Notwithstanding anything in the second sentence of paragraph (b)(ii) of this Section 2.9 to the contrary, in the event that any person nominated by the Board of Directors for election as a director (other than a person nominated to fill a vacancy created by the death of a director) was not a director or nominee named (A) in the Corporation's proxy statement for the preceding annual meeting or (B) in a public announcement made by the Corporation at least 60 days prior to the first anniversary of the preceding year's annual meeting (a "New Nominee"), a shareholder's notice required by this Section 2.9 shall also be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made by the Corporation of the election or nomination of such New Nominee to the Board of Directors.

      (iv) The notice procedures of this Section 2.9 shall not apply to any annual meeting if (A) with respect to annual meetings of shareholders subsequent to the 1992 annual meeting of shareholders the Corporation shall not have set forth in its proxy statement for the preceding annual meeting of shareholders the date by which notice of nominations by shareholders of persons for election as directors or of other business proposed to be brought by shareholders at the next annual meeting of shareholders must be received by the Corporation to be considered timely pursuant to this Section 2.9 or (B) with respect to the 1992 annual meeting of shareholders the Corporation shall have failed to issue a public announcement setting forth such information not less than 30 days prior to the date by which a shareholder's notice must be received by the Secretary. (Amended 11/14/91)

      (c) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation of the Corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 2.9, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (b)(ii) of this Section 2.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such Special Meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (d) General. (i) Except where the terms of any class or series of Preferred Shares of the Corporation require the election of one or more directors by the holders of such Preferred Shares voting as a single class and except a provided in Section 3.2 of these By-Laws, only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The person presiding at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
Section 2.9 and, if any proposed nomination or business is not in compliance with this Section 2.9, to declare that such defective proposal shall be disregarded. (Amended 2/14/91)

       (ii) For purposes of this Section 2.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     (iii)  Notwithstanding the foregoing provisions of this
Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.10. Inspectors. There shall be appointed by the Board of Directors, before each meeting of the shareholders, two inspectors of the vote. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. If two inspectors are not appointed in advance of any such meeting by the Board of Directors or one or both appointed inspectors fail or refuse to act, then one or both inspectors, as the case may be, shall be appointed for the meeting by the person presiding thereat. Such inspectors shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting as the case may be. Except as otherwise provided by these By-Laws or the laws of the State of Indiana, such inspectors shall also decide all questions touching upon the qualification of voters, the validity of proxies and ballots, and the acceptance and rejection of votes. In the case of a tie vote by the inspectors on any question, the person presiding at the meeting shall decide such question. The Board of Directors shall have the authority to make rules establishing presumptions as to the validity and sufficiency of proxies.


                          ARTICLE 3

                          DIRECTORS

      SECTION  3.1.  Number, Election and Terms  of  Office.
(a) Subject to the rights of the holders of any class or series of Preferred Shares to elect additional directors under specified circumstances, the number of directors shall be thirteen (13) persons and from time to time may be increased or decreased to the extent provided for in the Articles of Incorporation exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Shares, shall be divided, with respect to the time for which they severally hold office, into three classes, each class being (and shall be) as nearly equal as possible. At each annual meeting of shareholders, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and
(ii), if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors regardless of how such vacancy shall have been created. All directors so elected shall hold office until their respective successors are elected and qualified. (Amended 6/17/93)

     SECTION 3.2. Vacancies. Except where the terms of any class or series of Preferred Shares of the Corporation require the election of one or more directors by the holders of such Preferred Shares voting as a single class and except to the extent the Board of Directors determines otherwise, vacancies occurring on the Board of Directors and newly-created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in a manner permitted by statute or these By-Laws. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

      SECTION 3.3. Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things not by statute or by the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

      SECTION  3.4.  Place of Meetings.  The  place  of  any
meeting of the Board of Directors may be either in or outside the State of Indiana.

      SECTION 3.5. Annual Meetings. Annual meetings of the Board of Directors shall be held each year on the same day as the shareholder's annual meeting for such year, at the time and place determined by the Board of Directors or at such date, time and place otherwise set by the Chairman.

     SECTION 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held in the months of February, June, September and November at the times and places designated by the Board of Directors in the notice of any such meeting, or at such dates, times and places otherwise set by the Chairman.

      SECTION 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman; and shall be called by the Chairman upon the written request of a majority of the entire Board of Directors of the Corporation, and in the case of death, disability or absence from the State of Indiana of the Chairman, the Secretary shall call the meeting upon such request. Amended 11/10/94)

      SECTION  3.8.   Notice of Meetings.   Notice  of  each
meeting of the Board of Directors shall be given to each director. Meetings of the Board of Directors may be held at any time and for any purpose, without notice, when all members of the Board of Directors are present.

      SECTION 3.9. Quorum. Except as provided in Section 3.2, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      SECTION 3.10. Informal Action. Unless otherwise restricted by statute, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all directors or by all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

      SECTION 3.11. Attendance by Conference Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      SECTION 3.12. Committees. (a) The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Whole Board, designate, and appoint, from the directors, committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

      (b) Unless the Board of Directors shall provide otherwise, the presence of one-half of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

       SECTION 3.13. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors of which they are members. Unless otherwise provided in these By-Laws, the Chairman shall have the authority to fix compensation of all directors for their services to the Corporation as directors and for their services to the Corporation as members of committees of the Board of Directors.

      SECTION 3.14. Removal. Subject to the rights of the holders of any class or series of Preferred Shares, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote by the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


                          ARTICLE 4

                           NOTICES

      SECTION 4.1. Notices. Notices to directors and shareholders shall be in writing and delivered personally or mailed to their addresses appearing on the records of the Corporation or, if to directors, by telegram, cable, telephone, telecopy, facsimile or a nationally recognized overnight delivery service. Notice to directors by mail shall be given at least two days before the meeting. Notice to directors by telegram, cable, personal delivery, telephone or wireless shall be given a reasonable time before the meeting, but in no event less than one hour before the meeting. Notice by mail shall be deemed to be given when mailed to the director at his or her address appearing on the records of the Corporation. Notice by telegram or cable shall be deemed to be given when the telegram or cable addressed to the director at his or her address appearing on the records of the Corporation is delivered to the telegraph company. Notice by telephone or wireless shall be deemed to be given when transmitted by telephone or wireless to the telephone number or wireless call designation appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call or wireless message), provided confirmation of transmission shall be made promptly by telegram or cable in the manner specified above.

     SECTION 4.2. Waiver of Notice. Whenever any notice is required, a waiver thereof signed by the person entitled to such notice and filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any person at any meeting of shareholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director's meeting, promptly upon such director's arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                          ARTICLE 5

                          OFFICERS

     SECTION 5.1. Designation; Number; Election. The Board of Directors shall elect the officers of the Corporation. Such officers shall be a chairman of the Board of Directors, a vice chairman of the Board of Directors, a president, one or more vice presidents as the Board of Directors shall determine from time to time, a controller, a treasurer, and a secretary. The Chairman, Vice Chairman and the President shall be chosen from the directors.

      In addition to any vice president elected by the Board of Directors, the President, at any time, may appoint one or more vice presidents as the President may determine from time to time.

      In addition to the foregoing officers elected by the Board of Directors and/or appointed by the President, the
Board of Directors and/or the President, at any time, may elect or appoint one or more assistant controllers, assistant treasurers, assistant secretaries and other officers.

      In addition to the foregoing officers elected by the Board of Directors and/or appointed by the President, the Controller, the Treasurer and the Secretary, at any time, may appoint one or more assistant controllers, assistant treasurers and assistant secretaries, respectively, as the Controller, the Treasurer and the Secretary may determine from time to time.

      One person may hold more than one office at the same time provided the duties of such officers as prescribed by these By-Laws may be properly and consistently performed by one person.

      SECTION 5.2. Term of Office; Removal; Vacancies. The term of each officer shall be for one year and continue until his or her successor is chosen and qualified or until the earlier of his or her death, resignation or removal, except that any such officer elected by the Board of Directors, excluding the Chairman, the Vice Chairman and the President, at any time, may be suspended by the Chairman, the Vice Chairman or the President until the Board of Directors convenes, and any such officer, including the Chairman, the Vice Chairman and the President, may be removed at any time by the affirmative vote of a majority of the members of the Whole Board.

     Vacancies occurring among officers elected by the Board of Directors may be filled at any time by the Board of Directors.

     All agents and representatives of the Corporation shall hold office only during the pleasure of the Board of Directors or the officer appointing them.

       SECTION 5.3. Compensation of Officers. The compensation committee of the Board of Directors shall have the authority to fix compensation of the Chairman, the Vice Chairman and the President. The President and/or such officer as the President may designate shall have the authority to fix compensation of all other officers of the Corporation.

      SECTION 5.4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall, subject to the Board of Directors, have general management and oversight of the administration and operation of the Corporation's business and general supervision of its policies and affairs. He or she shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

      He or she shall (a) preside at all meetings of the shareholders and of the Board of Directors, and shall have plenary power to set the agenda, determine the procedure and rules of order and make definitive rulings at meetings of shareholders; (b) be ex-officio a member of all committees except the audit committee and the stock option committee;
(c) have power to appoint officers for any division who, as such, shall not be officers of the Corporation; (d) subject to the Board of Directors, be in general and active charge of the entire business and all the affairs of the Corporation; and (e) have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-Laws. (Amended 6/17/93)

      Section 5.5. Vice Chairman of the Board of Directors. The Vice Chairman shall have such powers and duties prescribed in these By-Laws or assigned to him or her by the Board of Directors. In the absence or disability of the Chairman, the Vice Chairman shall preside at meetings of the Board of Directors and shall perform such other duties of the Chairman as may be assigned to him or her by the Board of Directors.

     Section 5.6. President. The President shall have such powers and duties prescribed in these By-Laws or assigned to him or her by the Board of Directors. In the absence or disability of the Chairman and the Vice Chairman, the President shall preside at meetings of the Board of
Directors and shall perform such other duties of the Chairman as may be assigned to him or her by the Board of Directors. In the absence or disability of the Chairman, the Vice Chairman and the President, on assembling for a regular or special meeting of the Board of Directors, the directors shall choose one of the Vice Presidents in attendance to preside at such meeting.

      Section 5.7. Vice Presidents. Each Vice President shall have the powers and duties prescribed in these By-Laws or assigned to him or her by the Board of Directors, the Chairman or the President. The Board of Directors and/or the President may designate one or more of such vice presidents, as executive, senior or assistant vice presidents.

      SECTION  5.8.   Controller.  Subject  to  control  and
supervision by the President or such officer as the President may designate and by the Board of Directors, the Controller shall be in charge of the accounts of the Corporation and its subsidiaries; maintain adequate records of all assets, liabilities and business transactions; and have such other powers and duties prescribed by these By-Laws or by the Board of Directors, the President or such officer as the President may designate, and the usual powers and duties pertaining to his or her office.

      SECTION 5.9. Assistant Controllers. The Assistant Controllers shall have the powers and duties prescribed by these By-Laws or assigned by the Controller. IN the absence or disability of the Controller, they shall have all his other powers and duties.

      SECTION 5.10. Treasurer. Subject to control and supervision by the President or such officer as the President may designate and by the Board of Directors, the Treasurer shall propose financial policies, negotiate loans and be responsible for the maintenance of proper insurance coverages; and have such other powers and duties prescribed by these By-Laws or by the Board of Directors, the President or such officer as the President may designate, and the usual powers and duties pertaining to his or her office.

      SECTION 5.11. Assistant Treasurers. The Assistant Treasurers shall have the powers and duties prescribed by these By-Laws or assigned by the Treasurer. In the absence of the Treasurer, they shall have all his other powers and duties.

      SECTION 5.12. Secretary. Subject to control and supervision by the President or such officer as the President may designate and by the Board of Directors and the Chairman of the Board of Directors, the secretary shall attend and record proceedings of meetings of shareholders and directors and have such other powers and duties prescribed by these By-Laws or by the Board of Directors, the President or such officer as the President may designate, and the usual powers and duties pertaining to his or her office.

      SECTION 5.13. Assistant Secretaries. The Assistant Secretaries shall have the powers and duties prescribed by these By-Laws or assigned by the Secretary. In the absence or disability of the Secretary, they shall have all his or her powers and duties.


                          ARTICLE 6

                     CONDUCT OF BUSINESS

      RESOLVED, that Section 6.1 of the By-Laws of the Corporation shall henceforth read as follows:

      SECTION 6.1. Contracts, Deeds and Other Instruments. All agreements evidencing indebtedness of the Corporation, including but not limited to contracts, trust deeds, promissory notes, sight drafts, time drafts and letters of credit (including applications therefor), and all guarantees of or letters of comfort regarding debt or other obligations of the Corporation or any of its wholly-owned subsidiaries or affiliates whether wholly or partly owned, may be signed by any one of the Chairman, the Vice Chairman, the President, any Executive Vice President, the Vice President-Finance, the Treasurer, the Secretary, the Assistant Treasurer, any Assistant Secretary, and any person authorized by a resolution of the Board of Directors. Such documents pertaining to the business of a division of the Corporation, in excess of the principal amount determined from time to time for each division by the Chairman, may be signed by appropriate officers of such division only upon written authorization signed by any one of the Chairman, the Vice Chairman, the President, any Executive Vice President, the Vice President-Finance and the Treasurer or upon authorization by a resolution of the Board of Directors. (Amended 4/18/96)

       A certified copy of these By-Laws and/or any authorization given hereunder may be furnished as evidence of the authorities herein granted, and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance or other transaction without the need of a resolution of the Board of Directors specifically authorizing the transaction involved. (Amended 2/9/95)

      Section 6.2. Checks. Checks and other negotiable instruments for the disbursement of Corporation funds may be signed by the Chairman, the Vice Chairman, the President, any Executive Vice President, the Vice President-Finance and the Treasurer. In addition to the foregoing, other persons may sign instruments for the disbursement of Corporation funds under written authorization signed by any two of the foregoing officers acting jointly. Electronic or wire transfers of funds may be authorized by any officer of the Corporation who is authorized pursuant to this Section 6.2 to disburse Corporation funds by check or other negotiable instrument. (Amended 2/14/91)

      Section 6.3. Banking. Any two of the Chairman, the President, an Executive Vice President, the Vice President - Finance and the Treasurer, at least one of whom must be either the Vice President - Finance or the Treasurer, shall be empowered to establish and maintain, for and on behalf of the Corporation, one or more accounts with such banks, depositories, trust companies or other financial institutions as they may designate ("Banks") for the deposit of checks, drafts and other funds, and for the keeping of securities, notes and other evidences of indebtedness, and to enter into such agreements with Banks with respect to the establishment and maintenance of such accounts, or effecting foreign exchange or derivative transactions, as they deem necessary or proper in their sole discretion, and to bind and obligate the Corporation with respect thereto. In addition to the authority heretofore set forth, any two of the foregoing corporate officers, at least one of whom must be either the Vice President - Finance or the Treasurer, acting jointly, shall also have the authority to designate in writing to any Bank those other officers, employees and agents of the Corporation ("Representatives") who shall be authorized to sign checks or other drafts, and to issue written, telephonic, electronic or oral instructions with respect to the transfer of funds of the Corporation on deposit with a Bank (or transferable by or to a Bank), by wire or otherwise, without any written order for the payment of money being issued with respect to such transfer, and, for on behalf of the Corporation, to enter into such agreements with a Bank with respect to any such transfer, or with respect to foreign exchange or derivative transactions, as such Representatives, in their sole discretion, deem advisable. (Amended 9/8/94)

      Section 6.4. Voting of Stock. Unless otherwise ordered by the Board of Directors, the Chairman, the Vice Chairman, the President or any Vice President elected by the Board of Directors or appointed by the President shall have the power to execute and deliver on behalf of the
Corporation proxies on stock owned by the Corporation appointing a person or persons to represent and vote such stock at any meeting of stockholders, with full power of substitution, and shall have power to alter or rescind such appointment. Unless otherwise ordered by the Board of Directors, the Chairman, the Vice Chairman, the President, any Vice President elected by the Board or appointed by the President shall have the power on behalf of the Corporation to attend and to act and vote at any meeting of stockholders of any corporation in which the Corporation holds stock and shall possess and may exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board may confer like powers upon any other person or persons.

     Section 6.5. Transfer of Stock. Such form of transfer or assignment customary or necessary to effect a transfer of stocks or other securities standing in the name of the Corporation shall be signed by the Chairman, the Vice Chairman, the President, any Executive Vice President, the Vice President-Finance or the Treasurer, and the Secretary or an Assistant Secretary shall sign as witness if required on the form. A corporation or person transferring any such stocks or other securities pursuant to a form of transfer or assignment so executed shall be fully protected and shall be under no duty to inquire whether the Board of Directors has taken action in respect thereof. (Amended 2/14/91)


                          ARTICLE 7

            SHARE CERTIFICATES AND THEIR TRANSFER

      SECTION 7.1. Share Certificates. Certificates for shares of the Corporation shall be signed by the Chairman, the Vice Chairman, the President, any Executive Vice President or the Vice President-Finance, and by the Secretary or any Assistant Secretary, and shall not be valid unless so signed. Such certificates shall be appropriately numbered and contain the name of the registered holder, the number of shares and the date of issue. If such certificates is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. (Amended 2/14/91)

      In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent, or registrar at the date of issue.

     During any period when more than one class of shares of the Corporation is authorized, there shall be set forth on the face or back of certificates issued to represent each class or series of shares, a statement that the Corporation will furnish without charge to each shareholder who so requests, the designation, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      SECTION 7.2. Transfer of Shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation and such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and canceled, except as provided in Section 7.4.

      SECTION  7.3.   Regulations.  The Board  of  Directors
shall   have   authority  to  make  rules  and   regulations
concerning   the   issue,  transfer  and   registration   of
certificates for shares of the Corporation.

      SECTION 7.4. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates for shares in place of any issued certificate alleged to have been lost, stolen or destroyed upon such terms and conditions as the Board of Directors may prescribe.

     SECTION 7.5. Registered Shareholders. The Corporation shall be entitled to treat the holder or record (according to the books of the Corporation) of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of Indiana.

      SECTION 7.6. Transfer Agents and Registrars. The Board of Directors may from time to time appoint a transfer agent and a registrar in one or more cities, may require all certificates evidencing shares of the Corporation to bear the signatures of a transfer agent and a registrar, may provide that such certificates shall be transferable in more than one city, and may provide for the functions of transfer agent and registrar to be combined in one agency.


                          ARTICLE 8

                       INDEMNIFICATION

     SECTION 8.1. Litigation Brought By Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Corporation) (an "Action") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation (a "Corporate Person"), or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, state, partnership, joint venture, individual or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action ("Expenses") if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

      SECTION 8.2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Action suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with that defense or settlement of such Action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of equity or the court in which such Action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court shall deem proper.

     SECTION 8.3. Successful Defense. To the extent that a person who is or was a Corporate Person or in an Authorized Capacity of Another Entity serving at the request of the Corporation and has been successful on the merits or otherwise in defense of any Action, referred to in Section
8.1 and 8.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

       SECTION 8.4. Determination of Conduct. Any indemnification under Section 8.1 or 8.2 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections
8.1 or 8.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding, or (b) if a quorum cannot be obtained by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting of two or more directors not at the time parties to such action suit or proceeding or (c) by special legal counsel or (d) by the shareholders, provided, however, shares owned by or voted under the control of persons who are at the time parties to such action, suit or proceeding may not be voted on the determination.

      SECTION 8.5. Advance Payment. The Corporation shall advance Expenses reasonably incurred by any Corporate Person in any Action in advance of the final disposition thereof upon the undertaking of such party to repay the advance unless it is ultimately determined that such party is entitled to indemnification hereunder, if (a) the indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 8.1 or 8.2 and (b) a determination is made by those making the decision pursuant to Section 8.4 that the facts then known would not preclude indemnification under these By-Laws.

        SECTION 8.6. By-Law Not Exclusive. The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 8.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the Business Corporation Law of the State of Indiana.

      SECTION 8.8. Effect of Invalidity. The invalidity or unenforceability of any provision of this Article 8 shall not affect the validity or enforceability of the remaining provisions of this Article 8.

      SECTION 8.9. Definition of Corporation. For purposes of this Article 8, references to "the Corporation" shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 8 with respect to the surviving or resulting corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

      SECTION 8.10. Change in Law. Notwithstanding the foregoing provisions of Article 8, the Corporation shall indemnify any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the Indiana Business Corporation Law or by any other applicable law, as may from time to time be in effect.


                          ARTICLE 9

                           GENERAL

      SECTION 9.1. Dividends. Subject to any provisions of any applicable statute or of the Articles of Incorporation, dividends may be declared upon the capital stock of the Corporation by the Board of Directors at any regular or special meeting thereof; and such dividends may be paid in cash, property or shares of the Corporation.

      SECTION  9.2.  Fiscal Year.  The fiscal  year  of  the
Corporation shall be the fifty-two or fifty-three week period beginning the Monday following the Sunday nearest
December 31 of each year.

      SECTION 9.3. Severability. If any provision of these By-Laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these By-Laws and the application of such provision to other persons or circumstances shall not be affected thereby.

       SECTION  9.4.   Amendments.   These  By-Laws  may  be
amended, added to, rescinded or repealed only by an affirmative vote of at least two-thirds of the directors then in office at any meeting of the Board of Directors.

      SECTION 9.5. Control Shares. The terms "control shares" and "control share acquisition" used in this Section
9.5 shall have the meanings set forth in Indiana Business Corporation Law Section 23-1-42-1 et seq. (the "Act"). Control shares of the Corporation acquired in a control share acquisition shall have only such voting rights as are conferred by the Act.

     Control shares of the Corporation acquired in a control share acquisition with respect to the acquiring person has not filed with the Corporation the Statement required by the Act may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.

     Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person was not granted full voting rights by the shareholders as provided in the Act may, at any time after the shareholder vote required by the Act, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.